Immediate Release
Contact:
Mary Brevard
312/322-8683

[BORGWARNER LOGO]


           BORGWARNER ACHIEVES FIRST QUARTER EPS GROWTH OF 10% TO $1.82;
                  ENGINE AND FOUR-WHEEL DRIVE SYSTEMS SPUR GROWTH

Chicago, Illinois, April 22, 2004   BorgWarner Inc. (NYSE:  BWA) announced today
that earnings per share grew by 10% to $1.82 in the first quarter of 2004. Demand for the company's technology for fuel-efficient engines in Europe and for four-wheel drive systems in North America continue to drive growth.

     Financial Results: Net earnings for the 2004 first quarter were $51.1 million or $1.82 per share, compared with $44.2 million or $1.65 per share in the 2003 first quarter. Sales were up 16% to $903.1 million compared with $775.7 million in the prior first quarter.

     Comments and Outlook: "Our results continue to be on track with our growth expectations," said Timothy M. Manganello, Chairman and CEO. "We saw improvements in each of our operating units and across our diverse customer base. Given our current assumptions, we reiterated our guidance earlier this month for full-year earnings per share of $7.10 to $7.30, a growth in earnings of 11% to 14%. North America continues to provide a stable foundation for our growth because we serve all the vehicle makers who are based here. Europe remains our fastest growing market, but we are now expanding in Asian markets to take advantage of future growth opportunities."

     Operating Group Results: Sales in the company's two operating groups remained strong. With sales of $557.1 million, the company's Engine Group registered a 20% sales gain over the first quarter of 2003. The group continues to benefit from a number of positive trends. These include continued growth of fuel-efficient diesel and gas engines in Europe, the move from belt to chain timing systems among European and Asian automakers, growing strength in the commercial vehicle market in North America and Europe, and continued solid sales of light trucks and sport-utility vehicles in North America.

     Sales for the Drivetrain Group were up 12% over the first quarter of 2003 to $359.6 million. These gains were driven by strong demand for four-wheel drive systems in North America and for transmission components and systems worldwide. Sales in emerging markets like India, while small, also continue to increase.

     Recent Highlights: During the quarter, BorgWarner expanded its presence in Korea with the opening of a 34,250 square-foot plant for the manufacture and supply of engine timing systems for Hyundai's high-volume gasoline engines and the formation of a joint venture for the manufacture and sale of turbochargers. The businesses are located on BorgWarner's Engine Group campus in Pyongtaek, Korea.

     In North America, the company announced that it is providing complete chain-based timing systems for the Nissan engines that power the new Titan pickup, Armada full size SUV, and Infiniti QX 56. The systems incorporate Morse TEC's small-pitch silent timing chains. This business award means that BorgWarner now supplies timing chain systems to 100% of Nissan's North American V8 engines. In addition, General Motors Corporation has awarded the company a contract for the production of its new Hy-Vo ZX(R) transmission chain technology for GM's 4T40/45E transmission platform which includes the Cavalier, Sunfire, Malibu, Grand AM, Oldsmobile Alero and Saturn LS vehicles.

     In Europe, the company's DualTronic(TM) transmission technology was made available on the Audi A3 and the VW Touran, in addition to the VW Golf R32 and the Audi TT 3.2. The new technology enables a manual type transmission to perform like an automatic transmission, yet deliver significantly improved vehicle fuel economy compared to automatic transmissions of today.

     In early April, the company announced the appointment of Robin J. Adams to the position of Executive Vice President, Chief Financial Officer and Chief Administrative Officer, effective April 19th. Adams replaces acting Chief Financial Officer William C. Cline. Cline is Corporate Vice President and Controller.

     BorgWarner Inc. (NYSE: BWA) is a product leader in highly engineered components and systems for vehicle powertrain applications worldwide. The company operates manufacturing and technical facilities in 43 locations in 14 countries. Customers include Ford, DaimlerChrysler, General Motors, Toyota, Honda, Hyundai/Kia, Caterpillar, Navistar International, Renault/Nissan, Peugeot and VW/Audi. The Internet address for BorgWarner is: http://www.bwauto.com.
For further information contact BorgWarner Corporate Communications at 312-322-8500. Investor conference calls are webcast by Thomson at: http://www.bwauto.com/investor_webcasts.html.

Financial Tables Follow


# # #

Statements contained in this news release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: fluctuations in domestic or foreign automotive production, the continued use of outside suppliers by original equipment manufacturers, fluctuations in demand for vehicles containing the Company's products, general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Cautionary Statements filed as Exhibit 99.1 to the Form 10-K for the fiscal year ended December 31, 2003.

BorgWarner Inc.
Consolidated Statements of Operations (Unaudited)
(millions of dollars, except per share data)
                    Three Months Ended
                    March 31,                %
                    2004           2003      Change
                    ------         ------    --------

Net sales           $903.1         $775.7    16.4%
Cost of sales       730.5          624.2     17.0%
                    ------         ------    --------
  Gross profit      172.6          151.5     13.9%

Selling, general and
 administrative
 expenses            94.7           83.6     13.3%
Other, net            0.3            -        -
                    -------        ------    ------
   Operating income  77.6           67.9     14.3%
Equity in affiliate
 earnings,
 net of tax          (6.5)          (6.4)     1.6%
Interest expense and
 finance charges      7.5            9.0    -16.7%
                    -------        ------    ------
   Earnings before
    income taxes     76.6           65.3     17.3%
Provision for income
 taxes               22.9           18.9     21.2%
Minority interest,
 net of tax           2.6            2.2     18.2%
                    -------        -------   -------
Net earnings        $51.1          $44.2     15.6%
                    ========       ========  ========
Net earnings per
  share - Diluted   $1.82          $1.65
                    ========       ========

Average shares outstanding
 - Diluted
 (in millions)      28.0            26.8
                    ========       ========

                         Three Months Ended
                              March 31,
                         2004           2003
                         --------       -------
Capital expenditures     $40.5          $25.3
                         =======        =======
Tooling outlays, net of
 customer reimbursements $13.7          $9.4
                         =======        =======
Depreciation and amortization:

Fixed asset depreciation $33.7          $29.7
Amortization of tooling    9.8            7.8
                         --------       -------
                         $43.5          $37.5
                         ========       =======

BorgWarner Inc.
Sales by Operating Group (Unaudited)
(millions of dollars)    Three Months Ended
                              March 31,      %
                         2004      2003      Change
                         -------   -------   ------
Drivetrain               $359.6    $321.7    11.8%
Engine                    557.1     465.8    19.6%
                         -------   -------   ------
  Subtotal                916.7     787.5    16.4%
Eliminations              (13.6)    (11.8)   N/A
                         -------   --------  ------
Total Sales by operating
 group                   $903.1    $775.7    16.4%
                         =======   ========  ======
BorgWarner Inc.
Earnings Before Interest and Taxes by Operating Group (Unaudited)
(millions of dollars)         Three Months Ended
                              March 31,      %
                         2004      2003      Change
Drivetrain               $30.7     $26.1     17.6%
Engine                    68.0      60.9     11.7%
                         -------   -------   -------
Total EBIT by operating
 group                   $98.7     $87.0     13.4%
Corporate                (14.6)    (12.7)    15.0%
                         --------  --------  -------
Consolidated              84.1      74.3     13.2%
Interest and finance
 charges                  (7.5)     (9.0)   -16.7%
                         --------- --------  ------
  Earnings before income
   taxes                  76.6      65.3     17.3%
                         =======   =======   =======


BorgWarner Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions of dollars)

                         March 31, 2004      December 31, 2003
ASSETS
Cash and cash equivalents      $78.7          $113.1
Receivables                    515.6           414.9
Inventories                    215.7           201.3
Other current assets           118.6            95.3
                              -------         --------
     Total current assets      928.6           824.6

Property, plant, and equipment 993.4           985.3
Other long-term assets       1,247.8         1,229.0
                             --------        --------
     Total assets           $3,169.8        $3,038.9
                            =========       =========
LIABILITIES
Notes payable                   $9.1           $10.0
Accounts payable and accrued
 expenses                      551.3           460.3
Accrued income taxes payable    34.7              -
                              -------        --------
     Total current liabilities 595.1           470.3
Long-term debt                 603.1           634.0
Other long-term liabilities    649.0           674.2



STOCKHOLDERS' EQUITY
Stockholders' equity         1,322.6         1,260.4
                             --------        --------
     Total liabilities and
       stockholders' equity $3,169.8        $3,038.9
                            =========        =========